SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[x]  Definitive Additional Materials

Regeneron Pharmaceuticals, Inc
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:
____________________________________________________________________________________
2)  Aggregate number of securities to which transaction applies:
3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)  Proposed maximum aggregate value of transaction:
____________________________________________________________________________________
5)  Total fee paid:
[_] Fee paid previously with preliminary materials:
[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
____________________________________________________________________________________
      1) Amount previously paid:
____________________________________________________________________________________
      2) Form, Schedule or Registration Statement No.:
____________________________________________________________________________________
      3) Filing Party:
____________________________________________________________________________________
      4) Date Filed:

Regeneron Employees: BE SURE TO VOTE

The following e-mail message is from Ross Grossman, Vice President, Human Resources.

Regeneron Pharmaceutical Inc.’s 2011 Annual Meeting of Shareholders will be held on June 10, 2011 at 10:30 a.m. Employees are encouraged to attend the shareholders meeting, and for those who own Regeneron shares, you are encouraged to read our 2010 Annual Report to Shareholders, including the accompanying Form 10-K, and the proxy materials for the upcoming shareholders meeting. These documents are posted on regeneron.com on the bottom right section of the following page: http://investor.regeneron.com/. Printed copies are available by contacting Erica Thorakos (Ext. 7967); quantities are limited, but Investor Relations will do its best to accommodate requests.

You are urged to VOTE YOUR SHARES AS SOON AS POSSIBLE.

You may own Regeneron shares directly in your own name, indirectly through the Regeneron 401(k) Savings Plan, or through an account at a brokerage firm. There are different processes for voting each of these groups of shares.

If you own shares that are registered directly in your own name, you have received or will receive, in the mail or by email, a “Notice Regarding the Availability of Proxy Materials.” If you receive it by email, the Sender will be REGENERON PHARMACEUTICALS, INC. and the Subject will be REGENERON PHARMACEUTICALS, INC. Annual Meeting. This Notice provides a Web site (www.proxyvote.com) where the proxy statement and related materials can also be viewed, as well as instructions on how to vote your shares via the Internet at www.proxyvote.com. If you previously requested a printed copy of the proxy materials, you have received or will receive by mail, as part of those materials, a proxy voting form which you may use to vote your shares by completing and signing the form and returning the form by mail in the postage paid return envelope accompanying the form. The proxy voting form also includes instructions on how you may vote by Internet at www.proxyvote.com or by phone by calling 1-800-690-6903. Finally, you may vote in person at the Annual Meeting by completing a ballot which the Company will provide at the meeting.

If you own Regeneron shares through the Regeneron 401(k) Savings Plan, you may direct the voting of those shares in one of three ways:
  Through the Internet at www.proxyvote.com,
  By calling 1-800-690-6903, or
  If you received printed copies of the proxy materials, by returning your completed and signed proxy voting form by mail.
The Plan’s trustee, Capital Bank and Trust Company, will vote your shares as you have directed.

If you own Regeneron stock in an account at a brokerage firm, you should receive instructions from your broker on how to vote your shares.

Note that if you vote through the Internet at www.proxyvote.com or by telephone, you must complete your voting by 11:59 p.m., Eastern Time, on June 9, 2011. If you vote by mailing a completed and signed printed proxy form, it must be received before the vote is taken at the Annual Meeting on June 10, 2011.

The Notice Regarding the Availability of Proxy Materials also includes instructions for requesting a paper or email copy of the proxy materials. If you are currently receiving paper copies of proxy materials or if you received a paper copy of the Notice Regarding the Availability of Proxy Materials, you may instead elect to receive all future proxy materials electronically through an email with a link to these documents on the Internet. To do so, if your shares are registered in your name or held through the Regeneron 401(k) Savings Plan, vote your shares through the Internet at www.proxyvote.com and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years. Opting for electronic delivery conserves resources, saves the Company printing and mailing costs, and gives you an automatic link to the proxy voting site.

PLEASE MAKE SURE YOUR VOICE AS A SHAREHOLDER IS HEARD BY VOTING YOUR SHARES AS SOON AS POSSIBLE.

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Regeneron Pharmaceuticals, Inc., its directors, officers, and certain other persons may be deemed to be participants in the solicitation of proxies. Information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are contained in the proxy statement and other relevant materials filed by Regeneron with the Securities and Exchange Commission.